UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        ---------------------------------

                                    FORM 8-K

                        ---------------------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 1, 2003

                           FIRST MERCHANTS CORPORATION

             (Exact name of registrant as specified in its charter)

                                     INDIANA

                 (State or other jurisdiction of incorporation)

0-17071                                                  35-1544218
(Commission File Number)                       (IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, Indiana                                          47305-2814
(Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (765) 747-1500



ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On March 1, 2003, First Merchants Corporation acquired all of the assets of CNBC Bancorp through the merger of CNBC Bancorp with and into First Merchants Corporation (the "Merger"). CNBC Bancorp's principal asset was the common shares of its wholly-owned subsidiary, Commerce National Bank (the "Bank"). The Bank is a nationally chartered bank established in 1991. The Bank is a full-service national bank primarily serving small-to-medium-sized businesses located in the Central, Ohio metropolitan area. The Bank will continue to provide various commercial and consumer banking services to its customers through one office located in Franklin County, Ohio. On December 31, 2002, CNBC Bancorp had total assets of approximately $331.7 million and deposits of approximately $256.8 million. First Merchants Corporation will account for the Merger under the purchase method of accounting.

         As part of the Merger, shareholders of CNBC Bancorp shall receive approximately 1,166,900 shares of First Merchants Corporation common stock and approximately $24.6 million in cash in exchange for their CNBC Bancorp common shares. The form and amount of such consideration was arrived at through arms length negotiations between First Merchants Corporation and CNBC Bancorp.

         In connection with the Merger, shareholders of CNBC Bancorp were offered the opportunity to elect to receive either 1.01 shares of First Merchants Corporation common stock or $29.57 in cash in exchange for each CNBC Bancorp common share owned by them. Pursuant to the terms of the Merger, under certain circumstances, the 1.01 exchange ratio was subject to adjustment and the cash elections made by CNBC Bancorp shareholders were subject to being converted into elections to receive stock. Although the 1.01 exchange ratio will not be adjusted, certain of the cash elections made by CNBC shareholders will be converted into elections to receive stock in accordance with the terms of the Agreement of Reorganization and Merger referenced below. Cash will be paid by First Merchants Corporation in lieu of issuing fractional shares resulting from the 1.01 exchange ratio.

         For further information regarding the terms of the Merger, see the Agreement of Reorganization and Merger between First Merchants Corporation and CNBC Bancorp dated August 28, 2002, which is incorporated into this Form 8-K by reference and filed as an exhibit hereto.

         A copy of the press release announcing consummation of the Merger is filed as an exhibit to this Form 8-K.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         c.       Exhibits.

                  Exhibit 2.1 Agreement of Reorganization and Merger by and between First Merchants Corporation and CNBC Bancorp dated August 28, 2002 (the "Merger Agreement"). (Incorporated by reference to Exhibit 2 to First Merchants Corporation's Current Report on Form 8-K filed August 28, 2002.)

                  Exhibit 2.2 Undertaking by First Merchants Corporation to furnish supplementally the Disclosure Letters referenced in the Merger Agreement.

                  Exhibit 99        Press Release dated March 3, 2003

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 By:  /s/  Larry R. Helms
                                      ------------------------------------------
                                           Larry R. Helms, Senior Vice President


Dated:  March 1, 2003

                                  EXHIBIT INDEX
                                  -------------



Exhibit No.                Description
-----------                -----------


     2.1 Agreement of Reorganization and Merger by and between First Merchants Corporation and CNBC Bancorp dated August 28, 2002 (the "Merger Agreement"). (Incorporated by reference to Exhibit 2 to First Merchants Corporation's Current Report on Form 8-K filed August 28, 2002.)

     2.2 Undertaking by First Merchants Corporation to furnish supplementally the Disclosure Letters referenced in the Merger Agreement.

     99                    Press Release dated March 3, 2003

                                   Exhibit 2.2
                                   -----------

                                   UNDERTAKING


         First Merchants Corporation hereby undertakes to furnish supplementally to the Securities and Exchange Commission upon request a copy of the Disclosure Letters referenced in Sections 5 and 6 of the Agreement of Reorganization and Merger between First Merchants Corporation and CNBC Bancorp dated August 28, 2002.

                                   Exhibit 99
                                   ----------

                                  PRESS RELEASE


N / E / W / S  R / E / L / E / A / S / E


March 3, 2003

FOR IMMEDIATE RELEASE
CONTACT:          Mark K. Hardwick, First Merchants Corporation
                  765-751-1857 mhardwick@firstmerchants.com

SOURCE:           First Merchants Corporation (NASDAQ - FRME)

FIRST MERCHANTS CORPORATION ANNOUNCES THE COMPLETION OF MERGER WITH CNBC BANCORP

Effective March 1, 2003, First Merchants Corporation of Muncie, Indiana successfully completed its previously announced merger with CNBC Bancorp of Columbus, Ohio. CNBC Bancorp and its wholly owned subsidiary, Commerce National Bank, will become the first affiliate bank headquartered in Ohio of the First Merchants Corporation family of community banks.

As part of the merger, shareholders of CNBC Bancorp will receive approximately 1,166,900 shares of First Merchants Corporation common stock and approximately $24.6 million in cash in exchange for their CNBC Bancorp common shares. Shareholders of CNBC Bancorp were offered the opportunity to elect to receive
1.01 shares of First Merchants common stock or $29.57 in cash for each CNBC common share owned by them. Due to an oversubscription for cash, certain of the cash elections made by CNBC Bancorp shareholders will be converted into elections to receive stock. Such conversion will be effected in accordance with the terms of the definitive merger agreement between First Merchants and CNBC Bancorp.

Commerce National Bank will continue to be operated as a separate entity with its own charter and board of directors. Thomas D. McAuliffe, Founder and President of CNBC Bancorp, will join the First Merchants Corporation board of directors.

CNBC Bancorp is the holding company for Commerce National Bank and CNBC Retirement Services. Founded in 1991 to serve the banking needs of privately owned businesses and their owners, Commerce National Bank has grown to over $320 million in total assets with earnings in 2002 of $3,208,000. Known as the "bank for business", Commerce National has developed a very efficient business model based on delivering a high degree of service to privately owned businesses utilizing technology and a mobile branch system, while still providing the high-touch service most business owners prefer.

Tom McAuliffe said, "We are pleased that this merger received overwhelming approval at our special shareholders meeting of February 21, 2003. Sharing credit overlines of our valued customers within the First Merchants family will effectively increase our lending capacities. In addition, the ability to take trust and employee benefit management services to our customer base through Merchants Trust Company will prove to be a significant broadening of our services. To support our increasing growth capacity, we now have the capital resources, lending capacity, and related financial services to capture a greater share of our served market."

Michael L. Cox, President and Chief Executive Officer of First Merchants Corporation said, "Commerce National has an attractive business model that works. By implementing this model with an extraordinary staff of bankers, they have accomplished an enviable record of growth over the past ten years. This merger will allow First Merchants Corporation to serve the vibrant Franklin County market in Central Ohio. We believe that our assimilation of this merger will progress smoothly over the next several months, and Commerce National will become a leader among our family of ten individually chartered community banks. Tom McAuliffe and his staff manage for performance and will provide additional growth momentum for our corporation."

First Merchants Corporation is a financial holding company headquartered in Muncie, Indiana. Along with Commerce National Bank, its other subsidiaries include First Merchants Bank in Delaware and Hamilton Counties, Lafayette Bank and Trust Company in Tippecanoe, White, Carroll, and Jasper Counties, Madison Community Bank in Madison County, First United Bank in Henry County, Union County National Bank (with offices in Union, Fayette, Wayne, and Butler (OH)
Counties), The Randolph County Bank, First National Bank of Portland in Jay County, Decatur Bank & Trust Company in Adams County, and Frances Slocum Bank (with offices in Wabash, Howard, and Miami Counties).

The Corporation also operates First Merchants Insurance Services, a full-service property casualty, personal lines, and healthcare insurance agency, headquartered in Muncie, Indiana, and is a majority member of Indiana Title
Insurance Company, LLC, a title insurance agency. It is also the owner of Merchants Trust Company, National Association headquartered in Muncie, Indiana with offices in Portland, Lafayette, and Indianapolis, specializing in personal trust, employee benefit management, and investment services to customers with aggregate assets under management of $1.4 billion.

First Merchants Corporation's common stock is traded over-the-counter on the NASDAQ National Market System under the symbol FRME and is rated A+ by Standard & Poor's Corporation. Quotations are carried in daily newspapers and can be found on the company's Internet web page (http://www.firstmerchants.com). Ten brokerage firms make a market in First Merchants Corporation stock: First Tennessee Securities; Herzog, Heine, Geduld, LLC; Howe Barnes Investments, Inc.; Keefe, Bruyette & Woods, Inc.; Knight Securities, L.P.; NatCity Investments, Inc.; RBC Capital Markets; Sandler O'Neill & Partners; Spear, Leeds & Kellog; and Stifel, Nicolaus & Co.

Questions may be directed to:
         Mr. Brian Edwards
         Vice President of Shareholder Relations
         First Merchants Corporation
         200 East Jackson Street
         Muncie, Indiana  47305-2814
         Telephone:  765-741-7278

                                       ***